UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 14, 2005

THE BLACK & DECKER CORPORATION
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-1553 (Commission File Number)	52-0248090 (IRS Employer Identification No.)

701 East Joppa Road, Towson, Maryland (Address of principal executive offices)	21286 (Zip Code)

Registrant's telephone number, including area code   410-716-3900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] [ ] [ ] [ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 14, 2005, the Corporation’s Board of Directors approved an amendment and restatement to The Black & Decker Supplemental Executive Retirement Plan (the “SERP”) and authorized the Board of Directors of Black & Decker (U.S.) Inc., which administers The Black & Decker Supplemental Pension Plan (the “Supplemental Pension Plan”), to amend and restate the Supplemental Pension Plan in response to new rules adopted under the American Jobs Creation Act of 2004 that apply to deferred compensation arrangements. The Compensation Committee of the Board of Directors, which is composed entirely of independent directors, recommended that the Board of Directors approve the amendments. The amendments allow participants irrevocably to elect by December 31, 2006, to receive their benefits under the SERP and the Supplemental Pension Plan in five equal annual installments if the participant begins receiving benefits before his or her 65th birthday or in the form of a lump sum payment if the participant begins receiving benefits on or after his or her 65th birthday. Lump sum payments under the SERP and the Supplemental Pension Plan are calculated as an actuarial equivalent based upon a 4.5% discount rate and, for mortality, the 1994 Group Annuity Reserving Table. Nolan D. Archibald, Michael D. Mangan, Charles E. Fenton, Paul A. Gustafson, John W. Schiech, and Thomas D. Koos each participate in the SERP and the Supplemental Pension Plan. A copy of the SERP and the Supplemental Pension Plan, as amended and restated, are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively, and are incorporated by reference to this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1         The Black & Decker Supplemental Executive Retirement Plan, as amended and restated.

Exhibit 99.2         The Black & Decker Supplemental Pension Plan, as amended and restated.

THE BLACK & DECKER CORPORATION

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BLACK & DECKER CORPORATION By: /s/ CHRISTINA M. MCMULLEN Christina M. McMullen Vice President and Controller

Date: October 19, 2005